UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Croff Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CROFF ENTERPRISES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

3773 Cherry Creek Dr. N #1025, Denver, Colorado 80209

Tel.: (303) 383-1555

TO OUR COMMON AND PREFERRED “B” SHAREHOLDERS:

Dear Shareholder:

PLEASE TAKE NOTICE that a special meeting of all shareholders of Croff Enterprises, Inc., a Utah Corporation, (“Croff’ or the “Company”) will be held at the corporate meeting room, No. 208, located at 3773 Cherry Creek Drive North, Denver, Colorado 80209, on December 21, 2007, at 10:30 A.M., or any adjustment thereof.

The meeting is being called to consider the items listed below. All matters listed below will be voted upon by the common shareholders of the Company and two of the items, as designated below, will also be voted upon by the preferred “B” shareholders. The general purpose of the meeting will be to approve an overall stock exchange and resulting reorganization of the company. As a result, you are cordially invited to attend the meeting and if it is not possible for you to attend, you are invited to complete and return the appropriate enclosed proxy ballot. Before voting upon the following matters, please be sure to read thoroughly the enclosed proxy statement which explains substantively the matters to be presented at the meeting. You are also welcome to call the Croff executive offices at any time prior to the meeting if you have questions regarding this proxy solicitation:

1.	Proposal for election of existing Directors;
2.	Ratification of current auditor;
3.	Approval of the Plan of Corporate Division and Asset Transfer;
4.	Exchange of Croff preferred “B” shares (To also be voted upon by the preferred “B” shareholders) for Croff Oil, Inc. restricted common shares;
5.	Transfer of oil and gas assets (To also be voted upon by the preferred “B” shareholders) to Croff Oil, Inc.;
6.	Increase in authorized common shares;
7.	Increase in authorized preferred “A” shares.

The Board of Directors has fixed the close of business on December 1, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Shareholders who do not intend to be present at the meeting are urged to complete, date sign and return one of the enclosed proxy ballot forms; or, alternatively, the dissenting shareholder rights form. A stamped envelope addressed to the Company is included for mailing in the United States.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/  Gerald L. Jensen

__________________________________________

Gerald L. Jensen, Chairman of the Board

Denver, Colorado

December 6, 2007